U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

Venture Lending & Leasing VI, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	814-00799	27-1682622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North First Street, Suite 310, San Jose, CA 95131
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (408) 436-8577

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 14, 2011, Venture Lending & Leasing VI, Inc. (the “Fund”) entered into agreements with Union Bank, N.A. that established a secured revolving loan facility in an initial amount of up to $40,000,000. The Fund has the option to request that lenders providing such facility increase the borrowing availability thereunder to no more than $125,000,000 in the aggregate, as commitments may be obtained. Borrowings by the Fund will be collateralized by the personal property and other assets of the Fund. Loans under the facility may be, at the option of the Fund, either Reference Rate loans or LIBOR loans. The Fund will pay interest on its borrowings and will also pay a fee on the unused portion of the facility. The facility will terminate on January 14, 2014, but can be accelerated under an event of default such as failure by the Fund to make timely interest or principal payments. The Fund has submitted its first loan request under the facility in the amount of $8,000,000, which is expected to fund on January 21, 2011.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number     Description
------------------    ---------------
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING VI, INC.
(Registrant)

By:	/s/ Maurice C. Werdegar	By:	/s/ Martin D. Eng
Maurice C. Werdegar		Martin D. Eng
Chief Executive Officer		Chief Financial Officer
Date:	January 20, 2011	Date:	January 20, 2011